N E W S
Cimarex Energy Co. 1700 Lincoln Street, Suite 3700 Denver, CO 80203 Phone: (303) 295-3995

Cimarex Reports First Quarter 2019 Results

•	Resolute acquisition closed

•	Daily production averaged 258.9 MBOE; oil production averaged 79,415 barrels per day

•	2Q oil production expected to be up 4% sequentially at the midpoint of guidance

•	Oil production expected to grow 18-30% year over year

•	2019 capital guidance unchanged

DENVER, May 8, 2019 - Cimarex Energy Co. (NYSE: XEC) today reported first quarter 2019 net income of $26.3 million, or $0.26 per share, compared to $186.3 million, or $1.96 per share, in the same period a year ago. First quarter adjusted net income (non-GAAP) was $117.3 million, or $1.20 per share, compared to first quarter 2018 adjusted net income (non-GAAP) of $173.6 million, or $1.82 per share1. Net cash provided by operating activities was $250.1 million in the first quarter of 2019 compared to $383.1 million in the same period a year ago. Adjusted cash flow from operations (non-GAAP) was $351.1 million in the first quarter of 2019 compared to $367.2 million in the first quarter a year ago1.

On March 1, Cimarex closed the previously announced acquisition of Resolute Energy Corporation and began integrating the assets into the company. On March 8, 2019, we issued $500 million of senior unsecured notes due 2029, which carry an interest rate of 4.375 percent. These notes essentially refinanced Resolute's $600 million 8.50 percent senior notes, which were redeemed as part of the closing of the acquisition.

Total company production volumes for the quarter averaged 258.9 thousand barrels of oil equivalent (MBOE) per day. Oil production averaged 79,415 barrels (bbls) per day, up 22 percent from the same period a year ago and down less than one percent sequentially.

Realized product prices were down in the first quarter as compared to the same quarter a year ago. Realized oil prices averaged $48.87 per barrel, down 18 percent from the $59.93 per barrel received in the first quarter of 2018. Realized natural gas prices averaged $1.91 per thousand cubic feet (Mcf), down 16 percent from the first quarter 2018 average of $2.28 per Mcf. NGL prices averaged $16.44 per barrel, down 19 percent from the $20.19 per barrel received in the first quarter of 2018.

Both oil and natural gas prices in the first quarter were negatively impacted by local price differentials although oil differentials improved from fourth quarter 2018 levels. Our realized Permian oil differential to WTI Cushing averaged $6.90 per barrel in the quarter, compared to $3.12 per barrel in the first quarter of 2018 and $11.64 per barrel in the fourth quarter of 2018.  Cimarex's average differential to Henry Hub on its Permian natural gas production was $1.91 per Mcf in the first quarter of 2019 compared to $0.78 per Mcf in the first quarter of 2018 and $2.21 in the fourth quarter of 2018. In the Mid-Continent region, the company's average differential to Henry Hub was $0.46 per Mcf versus $0.70 per Mcf in the first quarter of 2018 and $0.83 in the fourth quarter of 2018.

Cimarex invested $368 million in exploration and development (E&D) during the first quarter, of which $319 million is attributable to drilling and completion activities. First quarter investments were funded with cash flow from operations and cash on the balance sheet. Total debt at March 31, 2019 consisted of $2.0 billion of long-term notes. Cimarex had no borrowings under its revolving credit facility and a cash balance of $21 million. Debt was 36 percent of total capitalization2.

2019 Outlook
Second quarter 2019 production volumes are expected to average 263 - 275 MBOE per day with oil volumes estimated to average 79.5 - 85.5 MBbls per day, up four percent sequentially at the midpoint. Total 2019 daily production volumes are now expected to average 260 - 275 MBOE per day, with annual oil volumes estimated to average 80.0 - 88.0 Mbbls per day.

Estimated 2019 exploration and development investment is $1.35 – 1.45 billion, unchanged from guidance given in February. Midstream investments are estimated to total $60-70 million in 2019.

Expenses per BOE of production for the remainder of 2019 are estimated to be:

Production expense	$3.20 - 3.70
Transportation, processing and other expense	2.10 - 2.50
DD&A and ARO accretion	7.75 - 8.75
General and administrative expense	1.00 - 1.25
Taxes other than income (% of oil and gas revenue)	5.5 - 6.5%

Operations Update
Cimarex invested $368 million in E&D during the first quarter, 77 percent in the Permian Basin and 23 percent in the Mid-Continent. Cimarex brought 38 gross (8 net) wells on production during the quarter. At March 31, 131 gross (52 net) wells were waiting on completion. Cimarex currently is operating nine drilling rigs.

WELLS BROUGHT ON PRODUCTION BY REGION

	Three Months Ended March 31,
	2019	2018

Gross wells
Permian Basin	12	17
Mid-Continent	26	37
	38	54
Net wells
Permian Basin	5	9
Mid-Continent	3	6
	8	15

Permian Region
Production from the Permian region averaged 168,008 BOE per day in the first quarter, a 47 percent increase from first quarter 2018. Oil volumes averaged 64,969 barrels per day, a 30 percent increase from first quarter 2018 and up five percent sequentially.

Cimarex completed 12 gross (5 net) wells in the Permian region during the first quarter. There were 56 gross (40 net) wells waiting on completion at March 31. Cimarex currently is operating eight drilling rigs and three completion crews in the region.

Mid-Continent Region
Production from the Mid-Continent averaged 90,386 BOE per day for the first quarter, down one percent from first quarter 2018 and down 13 percent sequentially.

During the first quarter, Cimarex completed 26 gross (3 net) wells in the Mid-Continent region. At the end of the quarter, 75 gross (12 net) wells were waiting on completion. Cimarex currently is operating one drilling rig and one completion crew in the region.

Production by Region
Cimarex’s average daily production and commodity price by region is summarized below:

DAILY PRODUCTION BY REGION

	Three Months Ended March 31,
	2019	2018

Permian Basin
Gas (MMcf)	340.6	237.9
Oil (Bbls)	64,969	49,845
NGL (Bbls)	46,273	24,725
Total Equivalent (BOE)	168,008	114,218

Mid-Continent
Gas (MMcf)	297.2	295.5
Oil (Bbls)	14,224	15,225
NGL (Bbls)	26,630	26,959
Total Equivalent (BOE)	90,386	91,433

Total Company
Gas (MMcf)	639.1	534.7
Oil (Bbls)	79,415	65,212
NGL (Bbls)	72,956	51,719
Total Equivalent (BOE)	258,882	206,050

AVERAGE REALIZED PRICE BY REGION

	Three Months Ended March 31,
	2019	2018

Permian Basin
Gas ($ per Mcf)	1.24	2.23
Oil ($ per Bbl)	48.00	59.75
NGL ($ per Bbl)	15.81	20.76

Mid-Continent
Gas ($ per Mcf)	2.69	2.31
Oil ($ per Bbl)	52.73	60.53
NGL ($ per Bbl)	17.52	19.67

Total Company
Gas ($ per Mcf)	1.91	2.28
Oil ($ per Bbl)	48.87	59.93
NGL ($ per Bbl)	16.44	20.19

Other
The following table summarizes the company’s current open hedge positions:

		2Q19	3Q19	4Q19	1Q20	2Q20

Gas Collars:	PEPL(3)
	Volume (MMBtu/d)	150,000	120,000	90,000	60,000	30,000
	Wtd Avg Floor	$2.03	$1.94	$1.94	$1.96	$1.95
	Wtd Avg Ceiling	$2.39	$2.32	$2.37	$2.38	$2.26

	El Paso Perm(3)
	Volume (MMBtu/d)	90,000	70,000	40,000	20,000	10,000
	Wtd Avg Floor	$1.67	$1.49	$1.40	$1.45	$1.50
	Wtd Avg Ceiling	$1.95	$1.79	$1.73	$1.92	$2.13

	Waha (3)
	Volume (MMBtu/d)	40,000	60,000	60,000	50,000	30,000
	Wtd Avg Floor	$1.41	$1.48	$1.48	$1.50	$1.57
	Wtd Avg Ceiling	$1.73	$1.82	$1.82	$1.87	$1.97

Oil Collars:	WTI(4)
	Volume (Bbl/d)	34,000	32,000	24,000	16,000	8,000
	Wtd Avg Floor	$53.68	$54.81	$56.42	$56.13	$52.25
	Wtd Avg Ceiling	$66.57	$68.60	$69.40	$70.08	$64.31

Oil Basis Swaps:	WTI Midland(5)
	Volume (Bbl/d)	40,500	35,500	27,500	15,000	7,000
	Wtd Avg Differential	$(6.51)	$(7.36)	$(8.36)	$(0.13)	$(0.40)

Oil Swaps:	WTI(4)
	Volume (Bbl/d)	5,000	5,000	5,000	—	—
	Wtd Avg Fixed	$64.54	$64.54	$64.54	$—	$—

Gas Swaps:	Henry Hub(6)
	Volume (MMBtu/d)	35,000	35,000	35,000	—	—
	Wtd Avg Fixed	$3.00	$3.00	$3.00	$—	$—

Sold Oil Calls:	WTI(4)
	Volume (Bbl/d)	3,670	3,670	3,670	—	—
	Wtd Avg Ceiling	$64.36	$64.36	$64.36	$—	$—

Conference call and webcast
Cimarex will host a conference call tomorrow, May 9, at 11:00 a.m. EDT (9:00 a.m. MDT). The call will be webcast and accessible on the Cimarex website at www.cimarex.com. To join the live, interactive call, please dial 866-367-3053 ten minutes before the scheduled start time (callers in Canada dial 855-669-9657 and international callers dial 412-902-4216).

A replay will be available on the company’s website.

Investor Presentation
For more details on Cimarex’s first quarter 2019 results, please refer to the company’s investor presentation available at www.cimarex.com.

About Cimarex Energy
Denver-based Cimarex Energy Co. is an independent oil and gas exploration and production company with principal operations in the Permian Basin and Mid-Continent areas of the U.S.

This press release contains forward-looking statements, including statements regarding projected results and future events. In particular, the “2019 Outlook” contains projections for certain 2019 operational and financial metrics. These forward-looking statements are based on management’s judgment as of the date of this press release and include certain risks and uncertainties. Please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, and other filings including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, for a list of certain risk factors that may affect these forward-looking statements.
Actual results may differ materially from company projections and other forward-looking statements and can be affected by a variety of factors outside the control of the company including among other things: oil, NGL and natural gas price levels and volatility; higher than expected costs and expenses, including the availability and cost of services and materials; our ability to successfully integrate the business of the recently acquired Resolute Energy Corporation; compliance with environmental and other regulations; costs and availability of third party facilities for gathering, processing, refining and transportation; risks associated with operating in one major geographic area; environmental liabilities; the ability to receive drilling and other permits and rights-of-way in a timely manner; development drilling and testing results; declines in the values of our oil and gas properties resulting in impairments; the potential for production decline rates to be greater than expected; performance of acquired properties and newly drilled wells; regulatory approvals, including regulatory restrictions on federal lands; legislative or regulatory changes, including initiatives related to hydraulic fracturing, emissions and disposal of produced water; unexpected future capital expenditures; economic and competitive conditions; the availability and cost of capital; the ability to obtain industry partners to jointly explore certain prospects, and the willingness and ability of those partners to meet capital obligations when requested; changes in estimates of proved reserves; derivative and hedging activities; the success of the company's risk management activities; title to properties; litigation; the ability to complete property sales or other transactions; the effectiveness of controls over financial reporting; and other factors discussed in the company's reports filed with the SEC. Cimarex Energy Co. encourages readers to consider the risks and uncertainties associated with projections and other forward-looking statements. In addition, the company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

FOR FURTHER INFORMATION CONTACT
Cimarex Energy Co.
Karen Acierno
303-285-4957
www.cimarex.com

1	Adjusted net income and adjusted cash flow from operations are non-GAAP financial measures. See below for reconciliations of the related GAAP amounts.

2
Debt to total capitalization is calculated by dividing the sum of (i) the principal amount of senior notes and (ii) redeemable preferred stock by the sum of (i) the principal amount of senior notes, (ii) redeemable preferred stock, and (iii) total stockholders’ equity.

3
PEPL refers to Panhandle Eastern Pipe Line Tex/OK Mid-Continent index, El Paso Perm refers to El Paso Permian Basin index, and Waha refers to West Texas (Waha) Index, all as quoted in Platt’s Inside FERC.

4	WTI refers to West Texas Intermediate oil price as quoted on the New York Mercantile Exchange.

5	Index price on basis swaps is WTI NYMEX less the weighted average WTI Midland differential, as quoted by Argus Americas Crude.

6	Henry Hub (located in So. Louisiana) is the official location for futures contracts on the New York Mercantile Exchange (NYMEX).

RECONCILIATION OF ADJUSTED NET INCOME

The following reconciles net income as reported under generally accepted accounting principles (GAAP) to adjusted net income (non-GAAP) for the periods indicated.

	Three Months Ended March 31,
	2019	2018
	(in thousands, except per share data)

Net income	$26,316	$186,318
Mark-to-market loss (gain) on open derivative positions	106,401	(16,548)
Loss on early extinguishment of debt	4,250	—
Acquisition related costs	8,318	—
Tax impact	(27,958)	3,872
Adjusted net income	$117,327	$173,642
Diluted earnings per share	$0.26	$1.96
Adjusted diluted earnings per share*	$1.20	$1.82

Weighted-average number of shares outstanding:
Adjusted diluted**	97,715	95,475

Adjusted net income and adjusted diluted earnings per share exclude the noted items because management believes these items affect the comparability of operating results. The company discloses these non-GAAP financial measures as a useful adjunct to GAAP measures because:

a)	Management uses adjusted net income to evaluate the company's operating performance between periods and to compare the company's performance to other oil and gas exploration and production companies.

b)	Adjusted net income is more comparable to earnings estimates provided by research analysts.

* Does not include adjustments resulting from application of the "two-class method" used to determine earnings per share under GAAP.

** Reflects the weighted-average number of common shares outstanding during the period as adjusted for the dilutive effects of outstanding stock options.

RECONCILIATION OF ADJUSTED CASH FLOW FROM OPERATIONS

The following table provides a reconciliation from generally accepted accounting principles (GAAP) measures of net cash provided by operating activities to adjusted cash flows from operations (non-GAAP) for the periods indicated.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Net cash provided by operating activities	$250,091	$383,093
Change in operating assets and liabilities	100,971	(15,859)

Adjusted cash flow from operations	$351,062	$367,234

Management uses the non-GAAP financial measure of adjusted cash flow from operations as a means of measuring our ability to fund our capital program and dividends, without fluctuations caused by changes in current assets and liabilities, which are included in the GAAP measure of net cash provided by operating activities. Management believes this non-GAAP financial measure provides useful information to investors for the same reason, and that it is also used by professional research analysts in providing investment recommendations pertaining to companies in the oil and gas exploration and production industry.

OIL AND GAS CAPITALIZED EXPENDITURES

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Acquisitions:
Proved	$692,600	$62
Unproved	1,050,782	2,159
	1,743,382	2,221

Exploration and development:
Land and seismic	$9,527	$10,097
Exploration and development	358,491	303,372
	368,018	313,469

Property sales:
Proved	$4,030	$(24,964)
Unproved	(3,501)	(4,860)
	529	(29,824)

	$2,111,929	$285,866

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands, except per share information)
Revenues:
Oil sales	$349,306	$351,723
Gas and NGL sales	217,915	203,718
Gas gathering and other	9,736	11,693
	576,957	567,134
Costs and expenses:
Depreciation, depletion, amortization, and accretion	192,466	133,919
Production	77,233	71,271
Transportation, processing, and other operating	53,608	45,165
Gas gathering and other	12,320	9,823
Taxes other than income	33,694	30,188
General and administrative	29,084	23,321
Stock compensation	6,713	6,730
Loss (gain) on derivative instruments, net	115,452	(4,159)
Other operating expense, net	8,326	203
	528,896	316,461

Operating income	48,061	250,673

Other (income) and expense:
Interest expense	20,405	16,783
Capitalized interest	(8,742)	(4,810)
Loss on early extinguishment of debt	4,250	—
Other, net	(2,241)	(4,567)

Income before income tax	34,389	243,267
Income tax expense	8,073	56,949
Net income	$26,316	$186,318

Earnings per share to common stockholders:
Basic	$0.26	$1.96
Diluted	$0.26	$1.96

Dividends declared per share	$0.20	$0.16

Weighted-average number of shares outstanding:
Basic	95,922	93,699
Diluted	95,932	93,737

Comprehensive income:
Net income	$26,316	$186,318
Other comprehensive income:
Change in fair value of investments, net of tax of $339 and ($56), respectively	1,149	(190)
Total comprehensive income	$27,465	$186,128

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net income	$26,316	$186,318
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, depletion, amortization, and accretion	192,466	133,919
Deferred income taxes	8,073	56,949
Stock compensation	6,713	6,730
Loss (gain) on derivative instruments, net	115,452	(4,159)
Settlements on derivative instruments	(9,051)	(12,389)
Loss on early extinguishment of debt	4,250	—
Amortization of debt issuance costs and discounts	719	729
Changes in non-current assets and liabilities	2,148	(900)
Other, net	3,976	37
Changes in operating assets and liabilities:
Accounts receivable	33,976	44,722
Other current assets	350	1,603
Accounts payable and other current liabilities	(135,297)	(30,466)
Net cash provided by operating activities	250,091	383,093
Cash flows from investing activities:
Acquisition of Resolute Energy, net of cash acquired	(284,441)	—
Oil and gas capital expenditures	(332,742)	(323,455)
Sales of oil and gas assets	5,000	29,824
Sales of other assets	200	432
Other capital expenditures	(17,828)	(19,056)
Net cash used by investing activities	(629,811)	(312,255)
Cash flows from financing activities:
Borrowings of long-term debt	1,182,310	—
Repayments of long-term debt	(1,553,000)	—
Financing, underwriting, and debt redemption fees	(10,938)	—
Finance lease payments	(635)	—
Dividends paid	(17,179)	(7,602)
Employee withholding taxes paid upon the net settlement of equity-classified stock awards	(654)	(305)
Proceeds from exercise of stock options	80	345
Net cash used by financing activities	(400,016)	(7,562)
Net change in cash and cash equivalents	(779,736)	63,276
Cash and cash equivalents at beginning of period	800,666	400,534
Cash and cash equivalents at end of period	$20,930	$463,810

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	March 31, 2019	December 31, 2018
Assets	(in thousands, except share and per share information)
Current assets:
Cash and cash equivalents	$20,930	$800,666
Accounts receivable, net of allowance	465,902	454,200
Oil and gas well equipment and supplies	62,600	55,553
Derivative instruments	35,830	101,939
Other current assets	10,946	11,781
Total current assets	596,208	1,424,139
Oil and gas properties at cost, using the full cost method of accounting:
Proved properties	19,410,269	18,566,757
Unproved properties and properties under development, not being amortized	1,707,089	436,325
	21,117,358	19,003,082
Less – accumulated depreciation, depletion, amortization, and impairment	(15,462,464)	(15,287,752)
Net oil and gas properties	5,654,894	3,715,330
Fixed assets, net of accumulated depreciation of $340,147 and $324,631, respectively	509,554	257,686
Goodwill	727,573	620,232
Derivative instruments	626	9,246
Other assets	68,337	35,451
	$7,557,192	$6,062,084
Liabilities, Redeemable Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$90,854	$106,814
Accrued liabilities	463,065	379,455
Derivative instruments	77,557	27,627
Revenue payable	215,613	194,811
Operating leases	62,825	—
Total current liabilities	909,914	708,707
Senior notes principal	2,000,000	1,500,000
Less—senior notes unamortized debt issuance costs and discounts	(16,273)	(11,446)
Senior notes, net	1,983,727	1,488,554
Deferred income taxes	405,294	334,473
Derivative instruments	756	2,267
Operating leases	186,356	—
Other liabilities	228,163	198,297
Total liabilities	3,714,210	2,732,298
Redeemable preferred stock - 8.125% Series A Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, 62,500 shares authorized and issued and no shares authorized and issued, respectively	81,620	—

Stockholders' equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 101,407,583 and 95,755,797 shares issued, respectively	1,014	958
Additional paid-in capital	3,210,818	2,785,188
Retained earnings	547,626	542,885
Accumulated other comprehensive income	1,904	755
Total stockholders' equity	3,761,362	3,329,786
	$7,557,192	$6,062,084